UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2013

AMERICAN BIO MEDICA CORPORATION

(Exact name of registrant as specified in its charter)

New York	0-28666	14-1702188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

122 Smith Road, Kinderhook, NY	12106

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 518-758-8158

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 30,2013, the Board of Directors of American Bio Medica Corporation (the “Company”) of the Company appointed Melissa A. Waterhouse as the Company’s Interim Chief Executive Officer and Chief Financial Officer. On October 29, 2013, the Company was notified that its Chief Executive Officer/Chief Financial Officer Stan Cipkowski was unable to continue serving as the Company’s Chief Executive Officer/Chief Financial Officer for medical reasons. Subsequently, on November 1, 2013, the Company was notified of Mr. Cipkowski’s death.

Ms. Waterhouse, 43, joined the Company in 1997 and since that time she has held various management positions in Investor Relations, Marketing, Public Relations, Regulatory Affairs, Compliance and Finance. She was serving as the Company’s Executive Vice President, Regulatory Affairs and Chief Compliance Officer at the time of the appointment.

There are no family relationships between Ms. Waterhouse and any of the Company’s executive officers or directors. There is an employment agreement between Ms. Waterhouse and the Company related to her position as Executive Vice President, filed as an exhibit to the Company’s Form 8-K filed with the Commission on April 25, 2012. At present there are no transactions involving the Company and Ms. Waterhouse which would be reportable pursuant to Item 404 of Regulation S-K promulgated under the Securities Act of 1933, as amended.

Mr. Cipkowski also vacates a position on the Company’s Board of Directors; this vacancy has not been filled as of the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN BIO MEDICA CORPORATION (Registrant)

By:	/s/ Melissa A. Waterhouse
Melissa A. Waterhouse
Interim Chief Executive Officer (Principal
Executive Officer)
Interim Chief Financial Officer (Principal Financial Officer)

Dated: November 1, 2013